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Exhibit 24.1

POWER OF ATTORNEY

        We, the undersigned directors of PACCAR Inc, a Delaware corporation (the "Company"), hereby severally constitute and appoint Mark C. Pigott our true and lawful attorney-in-fact, with full power to sign for us, and in our names in our capacity as director, a registration statement on Form S-8 in connection with the PACCAR Inc Long Term Incentive Plan to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, together with any and all amendments to said registration statement, and hereby ratify and confirm our signatures as they may be signed by our attorney-in-fact to the registration statement.

        IN WITNESS WHEREOF, each of the undersigned has executed this power of attorney as of April 30, 2002.

/s/ JOHN M. FLUKE, JR. John M. Fluke, Jr. Director, PACCAR Inc	/s/ WILLIAM G. REED, JR. William G. Reed, Jr. Director, PACCAR Inc
/s/ GERALD GRINSTEIN Gerald Grinstein Director, PACCAR Inc	/s/ HARRY C. STONECIPHER Harry C. Stonecipher Director, PACCAR Inc
/s/ DAVID J. HOVIND David J. Hovind Director, PACCAR Inc	/s/ MICHAEL A. TEMBREULL Michael A. Tembreull Director, PACCAR Inc
/s/ DAVID K. NEWBIGGING David K. Newbigging Director, PACCAR Inc	/s/ HAROLD A. WAGNER Harold A. Wagner Director, PACCAR Inc
/s/ JAMES C. PIGOTT James C. Pigott Director, PACCAR Inc

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Exhibit 24.1